UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 __________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2015

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SENSATA TECHNOLOGIES HOLDING N.V.
(Exact name of Registrant as specified in its charter)

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The Netherlands	001-34652	98-0641254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Kolthofsingel 8, 7602 EM Almelo
The Netherlands
(Address of Principal executive offices, including Zip Code)
31-546-879-555
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement
On July 30, 2015, Sensata Technologies Holding N.V. (the "Company") entered into a Stock and Asset Purchase Agreement (the "Purchase Agreement") to acquire the sensing portfolio of Custom Sensors & Technologies, Inc. ("CST"), including the Kavlico, BEI, Crydom, and Newall product lines and brands (collectively, the "Business").
The Purchase Agreement was entered into by and among the Company, Custom Sensors & Technologies Ltd. ("US Seller"), Crouzet Automatismes S.A.S. ("French Seller") and Custom Sensors & Technologies (Huizhou) Limited ("China Asset Seller" and, together with the US Seller and French Seller, the "Sellers"). At the closing, the Company will acquire or assume, as applicable, (i) all of the outstanding shares of CST, (ii) the assets and liabilities of the China Asset Seller relating to the Business and (iii) at the option of the French Seller (the "European Sale Option"), all of the outstanding shares of Crydom SSR and BEI France. The aggregate purchase price is equal to $957 million or, in the event the French Seller exercises the European Sale Option, $1.0 billion, in either case subject to working capital and other adjustments.
Certain assets and businesses of CST, including certain headquarters functions, will be retained by the US Seller. As a result, the parties have agreed that such retained assets and businesses will be separated from CST prior to the closing and transferred to the US Seller or one of its other affiliates.
The Purchase Agreement includes customary representations, warranties and covenants by the parties. The Purchase Agreement also includes certain indemnification obligations of the parties, including with respect to breaches of representations and warranties, subject to specified limits. At the closing, the parties have agreed to enter into a transition services agreement and reverse transition services agreement. The closing of the acquisition, which the parties expect will occur in the fourth quarter of 2015 or early 2016, is subject to the satisfaction or waiver of customary conditions to closing, including, among others, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and antitrust regulatory approval in Germany. The Purchase Agreement contains certain termination rights, including the right of either the Company or Sellers to terminate the Purchase Agreement if the closing has not occurred on or before March 2, 2016, subject to extensions up to August 2, 2016 if the closing conditions relating to antitrust consents or approvals have not been satisfied by such date. Upon termination of the Purchase Agreement in specified circumstances, including the failure to obtain applicable antitrust consents or approvals, the Company is required to pay Sellers a reverse termination fee in an aggregate amount equal to $55 million or, if the Company elects to extend the outside termination date under the Purchase Agreement to August 2, 2016, $80 million.
The closing is expected to occur on the first business day of the first calendar month following the later of (i) the satisfaction or waiver of all closing conditions set forth in the Purchase Agreement and (ii) the end of the marketing period (as defined in the Purchase Agreement).
The foregoing summary of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.
The Purchase Agreement has been included with this Form 8-K pursuant to applicable rules and regulations of the Securities and Exchange Commission in order to provide investors and shareholders with information regarding their terms. However, they are not intended to provide any other factual information about the Company, the Sellers, the Business, their respective subsidiaries and affiliates, or another party. In particular, the representations, warranties and covenants contained in the Purchase Agreement have been made only for the purpose of the Purchase Agreement and, as such, are intended solely for the benefit of the parties to the Purchase Agreement. In many cases, these representations, warranties and covenants are subject to limitations agreed upon by the parties and are qualified by certain disclosures exchanged by the parties in connection with the execution of the Purchase Agreement. Furthermore, many of the representations and warranties in the Purchase Agreement are the result of negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about the Company, the Sellers, the Business, their respective subsidiaries and affiliates or any other party. Likewise, any references to materiality contained in the representations and warranties may not correspond to concepts of materiality applicable to investors or shareholders. Finally, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement and these changes may not be fully reflected in the Company’s public disclosures.
As a result of the foregoing, investors and shareholders are strongly encouraged not to rely on the representations, warranties and covenants contained in the Purchase Agreement, or on any descriptions thereof, as accurate characterizations of the state of facts or condition of the Company, the Sellers, the Business or any other party. Investors and shareholders are likewise cautioned that they are not third-party beneficiaries under the Purchase Agreement and do not have any direct rights or remedies pursuant to the Purchase Agreement.

Financing Commitment
In connection with the acquisition, Sensata Technologies B.V. and Sensata Technologies Finance Company, LLC, which are subsidiaries of the Company, have entered into a debt commitment letter (the “Commitment Letter”) pursuant to which Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated have agreed to provide committed financing in an aggregate principal amount of up to $1.0 billion in the form of (i) unsecured senior notes and (ii) an unsecured senior bridge facility.
The foregoing summary of the Commitment Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Commitment Letter attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits

(d) Exhibits

2.1
Stock and Asset Purchase Agreement, dated as of July 30, 2015, by and among Sensata Technologies Holding N.V., Custom Sensors &Technologies Ltd., Crouzet Automatismes S.A.S. and Custom Sensors & Technologies (Huizhou) Limited.

10.1
Commitment Letter, dated as of July 30, 2015, by and among Sensata Technologies B.V., Sensata Technologies Finance Company, LLC, Bank of America, N.A., and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES HOLDING N.V.

/s/ Paul Vasington
Date: August 5, 2015	Name: Paul Vasington
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1
Stock and Asset Purchase Agreement, dated as of July 30, 2015, by and among Sensata Technologies Holding N.V., Custom Sensors &Technologies Ltd., Crouzet Automatismes S.A.S. and Custom Sensors & Technologies (Huizhou) Limited.

10.1
Commitment Letter, dated as of July 30, 2015, by and among Sensata Technologies B.V., Sensata Technologies Finance Company, LLC, Bank of America, N.A., and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

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